Exhibit 1.2

Issuer ACKNOWLEDGEMENT

Regulation A Offering

The undersigned (the “Issuer”) has engaged FinTech Clearing, LLC (“Broker Dealer”) and FinTech Global Markets, Inc. (“Website Administrator”) to provide certain services to the Issuer pursuant to the Terms of Use located at www.flashfunders.com (as amended or supplemented from time to time, the “Terms of Use”). All capitalized terms not expressly defined in this Issuer Acknowledgement shall have the respective meanings ascribed to them in the Terms of Use. As a material inducement to Broker Dealer and Website Administrator to provide the Services, the Issuer hereby agrees as follows:

1.                   Defined Terms. As used herein, the following terms have the following meanings:

(a)                 “Affiliate” means any entity controlled by or under common control with the Issuer and any predecessor of the Issuer. For the purposes hereof, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

(b)                 “Closing” means the consummation of an Offering.

(c)                 “Commission” means the Securities and Exchange Commission.

(d)                 “Gross Proceeds” means the total gross process raised by an Issuer in an Offering.

(e)                 “Investor” means any investor or any potential investor in an Offering.

(f)                  “Offering” means an Offering being conducted pursuant to Rule 251(a) of the Securities Act.

(g)                 “Offering Statement” means an offering statement filed with the Commission pursuant to Rule 252 of the Securities Act.

(h)                 “Platform” means the website located at www.flashfunders.com.

(i)                  “Securities Act” means the Securities Act of 1933.

2.                   Compensation; Reimbursable Expenses; Payment Terms.

(a)                 Compensation. Prior to the listing of the Offering on the Platform the Issuer shall pay to Broker Dealer a fee equal to ten thousand dollars ($10,000.00) (the “Listing Fee”). Broker Dealer will be compensated in connection with the Offering pursuant to and in accordance with that certain Selected Dealers Agreement by and between Broker Dealer and Boustead Securities, LLC, a copy of which is attached to this Issuer Acknowledgement as Exhibit A. Broker-Dealer may further enter into an Offering Deposit Account Agency Agreement (“Deposit Agreement”) with the Issuer in the form attached as Exhibit B to act as the Deposit Account Agent for the Offering and shall be compensated and/or reimbursed pursuant to the terms and conditions therein.

(b)                 Reimbursable Expenses. Broker Dealer shall be entitled to reimbursement for all out-of-pocket third party expenses that it pays or incurs on behalf of the Issuer in connection with any Offering (collectively, “Reimbursable Expenses”). Reimbursable Expenses shall include, without limitation, any state filing fees and payment processing fees.

(c)                 Payment Terms. At each Closing, Broker Dealer shall deliver to the Issuer a summary of the unpaid Reimbursable Expenses as of such Closing. The Issuer acknowledges and agrees that Broker Dealer has the right, but not the obligation, to deduct all such Reimbursable Expenses directly from the funds held in the Escrow Account (the “Closing Funds”). Broker Dealer shall invoice the Issuer for all Reimbursable Expenses not deducted from the Closing Funds. The Issuer shall pay all such amounts within ten (10) calendar days after the date of such invoice.

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3.                   Representations, Warranties and Covenants. With respect to any Offering, the Issuer hereby represents, warrants and covenants to Broker Dealer and Website Administrator that:

(a)                 Terms of Use. The Issuer shall at all times comply with the Terms of Use.

(b)                 Disclosure. None of the information filed with the Commission by or on behalf of the Issuer, or any of the information provided to Broker Dealer or Website Administrator (through the Platform or otherwise) by or on behalf of the Issuer, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make such statements not misleading in light of the circumstances under which they were made.

(c)                 Reliance. Broker Dealer and Website Administrator are entitled to rely on all representations and warranties of the Issuer made in any investment documents, included in any Offering materials, or otherwise provided in connection with any Offering.

(d)                 Securities Filings. The Issuer will timely make all securities filings required under applicable federal and applicable state securities laws, and will otherwise abide by all of the rules, regulations and other requirements applicable to issuers of securities under the Securities Act and other applicable laws.

(e)                 Own Advisors. The Issuer has been advised to, and has, consulted with the Issuer’s own legal, financial and tax advisors in connection with an Offering. The Issuer is not relying on any statements or representations of Broker Dealer or Website Administrator or their agents, for legal, financial or tax advice with respect to an Offering, use of the Platform or any corporate preparation, clean-up and/or structuring of the Issuer related thereto.

(f)                  No Assurances. The Issuer understands that Broker Dealer can make no assurance that any Offering will be successful or that the Issuer will receive any minimum or target investment in such Offering.

(g)                 Termination of Offering. The Issuer acknowledges and agrees that (i) Broker Dealer has the right, without any liability to the Issuer, to deny the Issuer access to the Platform or terminate any Offering at any time and for any or no reason (including, without limitation, if Broker Dealer determines that the Issuer or such Offering presents the potential for fraud or otherwise raises concerns about Investor protection), and (ii) as between the Issuer (and its stockholders and affiliates) and Broker Dealer, to the fullest extent permitted by law, Broker Dealer has no liability or obligation to conduct any examination or investigation, or to detect, conclude or report to the Issuer any concerns, based upon any information known to or discoverable by Broker Dealer, that the Issuer or such Offering presents the potential for fraud or otherwise raises concerns about Investor protection.

(h)                 Notice of Termination of Offering. The Issuer shall immediately notify Broker Dealer in writing if the Issuer terminates, cancels or is otherwise unable to complete an Offering.

(i)                  Use of Platform. The Issuer acknowledges that the Platform has been developed and is maintained by Website Administrator. WEBSITE ADMINISTRATOR DOES NOT RECOMMEND, SOLICIT TRANSACTIONS IN, RECEIVE COMPENSATION FROM, OR OTHERWISE PARTICIPATE IN SECURITIES OFFERINGS IN ANY MANNER. The Platform serves only as an online interface utilized by the Broker Dealer to display securities offerings. All securities related activities are conducted by Broker Dealer.

(j)                  Compliance with Laws. THE ISSUER HAS READ, CONSULTED WITH ITS OWN LEGAL ADVISOR REGARDING, AND UNDERSTANDS RULES 251 TO 263 OF THE SECURITIES ACT AND REGULATION A. THE ISSUER HAS COMPLIED WITH THE REQUIREMENTS IN RULE 251 TO 263 OF THE SECURITIES ACT.

(k)                 No Disqualification Event. None of the Issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Issuer participating in the Offering, any beneficial owner of 20% or more of the Issuer’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter connected with the Issuer in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 262(a)(1) to (8) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 262(b) or (c) under the Securities Act. The Issuer has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. Prior to the commencement of an Offering, the Issuer shall cause each Issuer Covered Person to complete, execute and deliver to Broker Dealer a bad actor questionnaire provided by Broker Dealer.

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(l)                  Eligible Issuer. The Issuer is organized under the laws of the United States or Canada, or any State, Province, Territory or possession thereof, or the District of Columbia, with its principal place of business in the United States or Canada. The Issuer is not required to file reports pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) immediately before the offering. The Issuer not an investment company registered or required to be registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Investment Company Act of 1940. The Issuer is not issuing fractional undivided interests in oil or gas rights, or a similar interest in other mineral rights. The Issuer is not, and has not been, subject to any order of the Commission entered pursuant to Section 12(j) of the Exchange Act within five years before the filing of the Offering Statement. The Issuer has filed with the Commission all reports required to be filed, if any, pursuant to Rule 257 during the two years before the filing of the offering statement (or for such shorter period that the Issuer was required to file such reports). The Issuer is not a development stage company and has a specific business plan. Such business plan does not indicate that the Issuer plans to engage in a merger or acquisition with an unidentified company or companies. A copy of such business plan is, or will be, included in the Offering Statement.

(m)               Offering Statement. The Issuer has completed and filed with the Commission, or will complete and timely file with the Commission, the Offering Statement in compliance with Rule 252 of the Securities Act. The Commission has qualified the Offering Statement. The Issuer will provide Broker Dealer with a filed copy of the Offering Statement and all amendments thereto. The Issuer acknowledges that the Issuer is solely responsible for the contents of its Offering Statement and is not relying on any statements or representations of Broker Dealer or its agents, for legal or other advice with respect to its Offering Statement or any amendments thereto or other filings with any governmental agency.

(n)                 Indemnification. The Issuer agrees to indemnify, hold harmless and defend the Indemnified Parties at the Issuer’s expense, against any and all claims, actions, proceedings, and suits and all related liabilities, damages, settlements, penalties, fines, costs and expenses and costs and expenses of investigations (including, without limitation, reasonable attorneys’ fees and other dispute resolution expenses) incurred by any Indemnified Party arising out of or relating to (a) the Issuer’s breach of any representation, warranty or covenant, or any of its obligations, under this Issuer Acknowledgement or any of the offering documents and/or (b) any violation by the Issuer of any law, rule, order or regulation applicable to an Offering (including, without limitation, the Securities Act).

(o)                 Incorporation by Reference. The Terms of Use (including, without limitation, Sections 18 (Disclaimer of Warranties), 19 (Limitation of Liability; Sole and Exclusive Remedy), 21 (Dispute Resolution and Governing Law) and 22 (Binding Arbitration)) are hereby incorporated into this Issuer Acknowledgement by this reference.

(p)                 Conflict. In the event of any conflict between this Issuer Acknowledgement and the Terms of Use, this Issuer Acknowledgement shall govern.

(q)                 Acknowledgment. To the extent the Terms of Use would conflict with and be prohibited under the federal securities laws and the rules and regulations thereunder, Broker Dealer and Website Administrator agree that such party would not attempt to enforce such terms against any purchaser of securities in the Offering on their respective platforms, as well as transferees of such securities.

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In Witness Whereof, the Issuer has executed this Issuer Acknowledgement as of the day and year set forth below.

ISSUER NAME:	CNS PHARMACEUTICALS, INC.

By (signature):
Name:	John M. Climaco
Title:	Chief Financial Officer
Date:

ACKNOWLEDGED AND ACCEPTED:

FINTECH CLEARING, LLC

By:
Name:	Keith Moore
Title:	Principal and Treasurer
Date:

FINTECH GLOBAL MARKETS, INC.

By:
Name:	Brian Park
Title:	President
Date:

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EXHIBIT A

Selected Dealers Agreement

(See attached)

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SELECTED DEALER AGREEMENT

BOUSTEAD SECURITIES, LLC (the “Underwriter”), as agent for CNS Pharmaceuticals, Inc., a Nevada corporation (the “Company”), is acting, in accordance with that certain underwriting agreement dated October __, 2018 (the “Underwriting Agreement”), as best efforts underwriter of a proposed public offering (the “Offering”) of up to 2,875,000 (each, a “Share”) of the Company’s ordinary shares (the “Offering Shares”) for an aggregate offering amount of up to $17,250,000 (the “Maximum Offering”), pursuant to offering circular filed with the Securities and Exchange Commission (“SEC”) on Form 1-A, as amended from time to time, and such offering statement was declared effective by the SEC on October __, 2018 (File No. 024-10855). The 1-A includes the Company’s prospectus, as amended or supplemented from time to time (the “Prospectus”). The Company is offering the Shares to certain subscribers (the “Subscribers”) for a purchase price of $6.00 per Share. The aggregate subscriptions that must be received before any subscription payments will be released to the Company from the escrow created pursuant to the terms and conditions contained in certain escrow agreement (the “Escrow Agreement”), as amended, entered into between the Company and FinTech Clearing, LLC (the “Deposit Account Agent”) is for $6,000,000 (the “Minimum Subscription Amount”), which amount may be changed by the Company by amendment to the Prospectus and written notice to the Deposit Account Agent and Underwriter prior to the date set forth next to the parties’ signatures below (the “Effective Date”). Once the Minimum Subscription Amount has been deposited into the escrow and a closing has occurred, subscription payments will be released to the Company and commissions will be paid directly to the Underwriter and the Selected Dealer upon written request by the Company and the Underwriter to the Deposit Account Agent.

The Offering will be made on a “best efforts, all or none” basis whereby Shares yielding gross proceeds of not less than the Minimum Subscription Amount will be sold or no shares will be sold. The Underwriter invites your participation as a “selected dealer” in offering the Shares to the public pursuant to the Prospectus, subject to the terms of (a) the Underwriting Agreement with the Company as may be changed from time to time, (b) this Selected Dealer Agreement (this “Agreement”), and (c) the Underwriter’s instructions which may be forwarded to the selected dealers from time to time. This invitation is made by the Underwriter subject to the eligibility of the Shares for sale to the public only in those states or other jurisdictions (hereinafter referred to as the “states”) where such offers or sales may lawfully be made. The terms and conditions of this invitation are as follows:

1.                     Acceptance of Orders. Orders received from the selected dealer will be accepted only at a price, in the amounts and on the terms set forth in the Prospectus. After reaching the Minimum Subscription Amount, the Company may continue to sell Shares up to $30,000,000 on a continuous basis at the offering price set forth on the cover page of the Prospectus. Non-binding written indications of interest are being accepted from potential subscribers and may be used for allocation in the event subscriptions exceeding the Minimum Subscription Amount are received. The Company, may, in its sole discretion, accept or reject any order.

2.                     Selling Compensation. The selected dealer will receive, on all Shares sold by it to subscribers procured directly by the selected dealer, compensation of 5% (five percent) of the total sales price, or $0.30 per Share, based on a $6.00 price per Share.

3.                     Selected Dealer Offers and Sales. The selected dealer shall offer and sell the Shares to its customers preapproved by the Underwriter on a commission-basis only. No Shares may be purchased for the account of the selected dealer or its principals. In all sales of the Shares under this Agreement, the selected dealer shall confirm as agent for a member of the public.

4.                     Delivery of Funds. The selected dealer shall promptly, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of Shares, transmit same together with a copy of the purchaser-executed subscription agreement or copy of the signature page of such agreement, stating among other things the name of the purchaser, social security/tax identification number, driver’s license or alternative state identification number, current address, the amount of the investment, and the number of Shares purchased, and, if there is more than one registered owner, whether the certificate or certificates evidencing the Shares purchased are to be issued to the purchaser in joint tenancy or otherwise to the Underwriter (collectively, the “Prospective Purchaser Information”). Such transmittal shall be received by the Underwriter by noon of the next business day following receipt by the selected dealer at the location where internal supervisory review of the subscription documents and checks is being conducted, and thereafter transmitted to the Deposit Account Agent by the Underwriter by noon of the second business day following receipt by the Underwriter. Further, the selected dealer shall deliver a confirmation or a record of each sale which shall set forth the name, address and social security number of each individual purchaser. Each selected dealer shall report, in writing, to the Underwriter the number of persons in each state who purchased the Shares through the selected dealer. Each sale may be rejected by the Underwriter; and if rejected, the Underwriter will return to the selected dealer all funds paid by the purchaser which have been received by the Underwriter. In such event, the selected dealer will return to the purchaser within five (5) business days after actual receipt from the Underwriter the full purchase price paid by the purchaser.

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5.                     Payment for Sales. Full payment for the Shares shall accompany all subscription agreements and shall be by wire transfers, check, draft or money order to the Deposit Account with the Deposit Account Agent, Account No. xxxxx (Fintech Clearing, LLC “Deposit Account”), pursuant to written instruction from the Underwriter. Subscription agreements and copies of documentation with respect to such payment shall be delivered to the Underwriter at the address set forth in Section 16 below.

6.                     Deposit of Sales Proceeds. All proceeds from the sale of the Shares, without deduction, will be deposited in the Deposit Account. If at least $X,000,000 has not been deposited and cleared by the termination date set forth in the Prospectus, the full amount paid will be refunded to all purchasers within a ten (10) day period from the initial or extended deadline. No certificates evidencing the Shares will be issued unless and until the deposits have been cleared within the time period provided above. All amounts so deposited will be delivered to the Company, except that the Deposit Account Agent may be instructed to pay the underwriting commissions related to the proceeds of the Offering prior to the delivery of such proceeds to the Company. No commissions will be paid by the Company unless and until the deposits have been cleared and such funds have been released and the net proceeds, after deduction for underwriting commissions, are delivered to the Company.

7.                     Failure of Order. If an order is rejected or if a payment is received which proves insufficient, any compensation paid to the selected dealer shall be returned either by the selected dealer in cash or by a charge against the account of the selected dealer, as the Underwriter may elect.

8.                     Conditions of Offering. All sales will be subject to delivery by the Company of certificates evidencing the Shares, or the electronic transfer via DRS and DTC of any Shares purchased, at the discretion of the purchaser.

9.                     Selected Dealer’s Undertakings.

(a)    No person is authorized to make any representations concerning the Shares except those contained in the Company’s then current Prospectus and information in free writing prospectuses filed by the Company with the SEC.

(b)    The selected dealer will not offer Shares pursuant to this Agreement unless the Prospectus is furnished to the purchaser at least forty-eight (48) hours prior to the mailing of the confirmation of sale, or is sent to such person under such circumstances that it would be received by the purchaser or the purchaser’s representative forty-eight (48) hours prior to the purchaser’s receipt of a confirmation of the sale.

(c)    The selected dealer agrees not to use any supplemental sales literature of any kind without prior written approval of the Underwriter, unless it is furnished by the Underwriter for such purpose. In offering the Shares, the selected dealer will rely solely on the representations contained in the Company’s Prospectus and information in free writing prospectuses filed by the Company with the SEC. Additional copies of the then current Prospectus will be supplied by the Underwriter in reasonable quantities upon request.

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(d)    The selected dealer agrees that it is bound by the terms of the Escrow Agreement executed by the Company, the Underwriter and the Deposit Account Agent.

(e)  The selected dealer agrees that it shall comply with the applicable provisions of SEC Rules 10b-9 and 15c2-4 and the FINRA “Notice to Members” Number 84-7.

10.                     FINRA Compliance.

(a)    By accepting this Agreement, the selected dealer represents that it is a broker or dealer (as defined by the Financial Industry Regulatory Authority, Inc., “FINRA”) actually engaged in the investment banking or securities business and that it is either (a) a member in good standing of FINRA or (ii) a non-U.S. bank, broker, dealer or other institution not required to register for membership with FINRA, not subject to disqualification under Article III, Section 4 of FINRA’s Bylaws, and not required to be registered under the Securities Exchange Act of 1934, as amended (a “non-member non-U.S. dealer”).

(b)    The selected dealer further covenants that, in connection with any purchase or sale of the Shares, it will comply, (i) if it is a member of FINRA, with the requirements of FINRA Rules 5110, 5121, 5130, 5131 and 5141 (to the extent any or all such rules are applicable to the Offering), or (ii) if it is a non-member non-U.S. dealer, with the requirements of the following FINRA rules (including any successor rules thereto adopted by FINRA): (y) FINRA Rule 5130 and FINRA Rule 5141 as though it were a member of FINRA, but only to the extent that it is acting, in respect of offers or sales of the Shares as a “conduit” for, or is receiving in connection with such offers and sales any selling commissions, discounts, allowances or other compensation from, or is otherwise being directed with respect to allocations or disposition of the Shares by, a FINRA member; and (z) FINRA Rule 2040(c), as that Rule applies to a non-member broker or dealer in a non-U.S. country. The selected dealer further agrees that it is, and will remain at all relevant times, an appropriately registered or licensed broker or dealer (to the extent required) in its home jurisdiction and in any non-U.S. jurisdiction in which it engages in activities in connection with the Offering. The selected dealer represents and warrants that it is fully familiar with the above FINRA provisions.

(c)    The selected dealer further represents and covenants that: (i) neither it, nor any related person has provided or will provide a loan or credit facility to the Company during the 180 day period preceding the filing date through the end of the 90 day period following the effective date of the Offering, (ii) it has not received, and has not received a commitment from the Company with respect to, any form of compensation or other items of value from the Company other than as provided herein; and (iii) by its participation in the Offering, it has provided to the Underwriter all documents and other information required to be filed with respect to it, any related person or any person associated with it or any such related person pursuant to the supplementary requirements of FINRA’s interpretation with respect to review of corporate financing as such requirements relate to the Offering.

11.                     Selected Dealer’s Employees. By accepting this Agreement, the selected dealer has assumed full responsibility for proper training and instruction of its representatives concerning the selling methods to be used in connection with the offer and sale of the Shares, giving special emphasis to the principles of suitability and full disclosure to prospective investors and the prohibitions against “free-riding and withholding.”

12.                     Indemnification. The Company and the Underwriter have agreed to certain indemnities, as more particularly set forth in the Underwriting Agreement.

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13.                     Selected Dealer’s Indemnification. The selected dealer agrees to indemnify and hold harmless the Company, the Underwriter, each of the Company’s officers and directors who signed the offering circular, and each person, if any, who controls the Company and the Underwriter within the meaning of Section 12 of the Securities Act of 1933, as amended (the “Securities Act”), against any and all loss, liability, claim, damage and expense (a) with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the offering circular or the prospectus or any amendment or supplement to it in reliance upon and in conformity with written information furnished to the Company by such selected dealer expressly for use in the offering circular (or any amendment to it) or the prospectus (or any amendment or supplement to it) or (b) based upon alleged misrepresentations or omissions to state material facts in connection with statements made by the selected dealer or the selected dealer’s salesperson orally or by other means; and the selected dealer will reimburse the Company and the Underwriter for any legal or other expenses reasonably incurred in connection with the investigation of or the defending of any such action or claim.

14.                     Required Notices and Claims. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought under this Agreement, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise on account of its indemnification obligations in this Agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties’ defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying parties, and shall not be liable for any fees and expenses of counsel for the indemnified parties later incurred in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

15.                     Expenses. No expenses will be charged to selected dealers. A single transfer tax, if any, on the sale of the Shares by the selected dealer to its customers will be paid when such Shares are delivered to the selected dealer for delivery to its customers. However, the selected dealer will pay its proportionate share of any transfer tax or any other tax (other than the single transfer tax described above) if any such tax shall be from time to time assessed against the Underwriter and other selected dealers.

16.                     Communications. All communications to the Underwriter shall be sent to:

Boustead Securities, LLC

6 Venture, Suite 265

Irvine, CA 92618 USA

Attention: Keith Moore, CEO

Fax: +1 815 301 8099

Any notice to the selected dealer shall be properly given if mailed or telephoned to the selected dealer at the address or phone number indicated under the selected dealer’s signature below. This Agreement will terminate upon the termination of the Offering, except that either party may terminate this Agreement at any time by giving written notice to the other.

17.                     Compliance with Law. The selected dealer agrees that in selling the Shares it will comply with all applicable rules and regulations, including the applicable provisions of the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC thereunder, the applicable rules and regulations of FINRA, the applicable rules and regulations of any securities exchange or other regulatory or self-regulatory organization having jurisdiction over the Offering and the applicable laws, rules and regulations specified in Section 19 below.

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18.                     Offering Restrictions. The selected dealer will not make any offers or sales of the Shares in jurisdictions outside the United States except under circumstances that will result in compliance with (a) applicable laws in each such jurisdiction and (b) the restrictions on offers or sales set forth in this Agreement, any wire or the Prospectus, preliminary prospectus, offering memorandum, offering circular, or preliminary offering memorandum or preliminary offering circular or other similar offering document, as the case may be. It is understood that, except as specified in this Agreement, the Prospectus, offering memorandum, offering circular, or other similar offering document, or applicable wire, no action has been taken by us, the Company or any other party to permit the selected dealer to offer the Shares in any jurisdiction other than the United States where action would be required for such purpose.

19.                     Prohibition on Money Laundering. The operations of the selected dealer’s business and its subsidiaries are and, to the selected dealer’s knowledge, have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the selected dealer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to its knowledge, threatened.

20.                     Assignment and Termination. This Agreement may not be assigned by the selected dealer without the Underwriter’s prior written consent. This Agreement will terminate upon the termination of the Offering, except that either party may terminate this Agreement at any time by giving written notice to the other.

21.                     Governing Law. This Agreement shall be governed by the laws of the State of California, without reference to its conflict of law principles. The parties agree that the venue for any dispute hereunder, of any nature, shall be the courts of the State of California, located in the County of Orange.

22.                     Confidentiality. The Underwriter agrees that the Prospective Purchaser Information will be kept confidential by them and their representatives, and will not, except as hereinafter provided or as required by applicable law, be disclosed by them or their representatives to any person without the selected dealer’s prior written consent, and will not be used by the Underwriter or their representatives other than for the purpose of the Offering.

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The parties hereto agree and accept the foregoing terms and conditions effective as of the _________ day of October, 2018.

BOUSTEAD SECURITIES, LLC

By:
Daniel J. McClory, Managing Director

By:
Keith C. Moore, CEO

Selected Dealer: FINTECH CLEARING, LLC

By:
Brian Park, President

Address:	6 Venture, Suite 265

Irvine, CA 92618

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EXHIBIT B

OFFERING DEPOSIT ACCOUNT AGENCY AGREEMENT

(See attached)

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OFFERING DEPOSIT ACCOUNT AGENCY AGREEMENT

This Offering Deposit Account Agency Agreement (this “Agreement”) is entered into as of ________________, by and between CNS Pharmaceuticals, Inc., a Nevada corporation with its principal office located at 2100 West Loop South, Suite 900, Houston, Texas 77027, (“Issuer”), FinTech Global Markets, Inc., a Delaware corporation with its principal office located at 6 Venture, Suite 265, Irvine, CA 92618 (“Intermediary”) and FinTech Clearing, LLC, a Delaware limited liability company and FINRA registered Broker/Dealer, with its principal office located at 6 Venture, Suite 265, Irvine, CA 92618 (“Deposit Account Agent”). Issuer, Intermediary and Deposit Account Agent shall collectively be referred to as “Parties”.

RECITALS

This Agreement is entered into in reference to the following facts:

A.       The Issuer is offering securities of the Issuer, as identified on Schedule A (the “Securities”) in a public offering described in an offering statement (the “Offering”) to investors (the “Subscribers”) pursuant to Regulation A, promulgated under Securities Act of 1933, as amended (the “33 Act”), and represents that such offering is compliant with all applicable securities laws, including, without limitation, the 33 Act, and any other governing acts, rules, regulations or amendments promulgated by the Securities and Exchange Commission (“SEC”).

B.       The Intermediary provides Issuers and Subscribers with an online intermediary platform (the “Platform”) where the Securities are offered for sale by the Issuer.

C.       The Issuer desires that the Deposit Account Agent act as agent for transmission or maintenance of payments received from the Subscribers (“Proceeds”) by the Intermediary until the Offering period has ended and the Offering has Closed (as defined below) or otherwise terminated.

D.       The Deposit Account Agent is willing to act in such capacity, subject to the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Parties hereto hereby agree as follows.

ARTICLE 1 – PROCEEDS

1.1       Appointment; Account.

(a)       The Issuer and the Intermediary hereby appoint the Deposit Account Agent to act as deposit holder for the Proceeds under the terms of this Agreement. The Deposit Account Agent hereby accepts such appointment, subject to the terms, conditions, and limitations hereof.

(b)       Immediately following the Deposit Account Agent’s execution of this Agreement and prior to the date of the commencement of the Offering, the Parties shall establish an account record designated by the Deposit Account Agent (the “Offering Deposit Account”) for the purpose of receiving and holding Subscriber Proceeds. All Subscribers will be instructed to wire funds to Deposit Account Agent in accordance with the instructions in Schedule B. All Parties agree to maintain the Offering Deposit Account and act with respect to the Offering Deposit Account and Proceeds in a manner that is compliant with SEC Rules SEC Rules 10b-9, 15c3-3, and 15c2-4 promulgated under the Securities Exchange Act of 1934, as amended (including SEC and FINRA interpretations of such Rules), and all other applicable laws, rules, and regulations.

1.2       Deposits Held.

(a)       The Intermediary and the Issuer shall direct each Subscriber purchasing Securities interests to deliver the Proceeds to the Deposit Account Agent as their subscriptions for the Offering are accepted. The Deposit Account Agent shall deposit and hold all Proceeds in the Offering Deposit Account at all times until such funds are disbursed therefrom in accordance with the terms hereof. As and when such Proceeds are delivered to the Deposit Account Agent, the Intermediary will also deliver to the Deposit Account Agent a completed Report from Intermediary in the form attached hereto as Schedule B, and copies of executed Subscriber subscription agreements for each Subscriber whose funds are included in such Proceeds. Promptly after its receipt thereof, the Deposit Account Agent shall notify the Intermediary that the Deposit Account Agent has received the Proceeds. Upon request from time to time, the Deposit Account Agent shall notify the Intermediary of the amount of the Proceeds then held in the Offering Deposit Account.

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(b)       Proceeds in the form of ACH or wire transfer are deemed deposited into the Offering Deposit Account when delivered to the Deposit Account Agent (hereinafter “Cleared Funds”).

(c)       The Proceeds shall be disbursed by the Deposit Account Agent from the Offering Deposit Account by wire transfer of funds to the appropriate distributee at the address set forth herein, except for disbursements of Proceeds payable to itself under the terms hereof.

1.3       Investment. The Offering Deposit Account shall be a demand deposit account, and no interest shall accrue on the Proceeds deposited therein. The Deposit Account Agent shall not be obligated to earn any earnings or interest on the Proceeds.

ARTICLE 2 – DISBURSEMENT PROCEDURES

2.1       Disbursement of Proceeds. The Deposit Account Agent shall hold and disburse the Proceeds in accordance with the following procedures:

(a)       Initial and Subsequent Closings when Minimum Amount Met. If, prior to _______, 2018 (the “Initial Termination Date”), the Deposit Account Agent has received Cleared Funds equal to or greater than the Minimum Amount and receives a joint written instruction from the Issuer and the Intermediary confirming a closing of the transaction contemplated in the Offering (a “Closing”), the Deposit Account Agent shall, pursuant to such written instruction, pay such Cleared Funds to the Issuer promptly (noon the following business day) upon receipt of such written instruction (“First Closing”). Thereafter, with respect to any additional Cleared Funds received after the First Closing or subsequent Closing and held by the Deposit Account Agent prior to the Final Termination Date, the Deposit Account Agent shall, upon receipt of written instruction confirming a Closing and identifying the Subscribers (and corresponding Proceeds) participating in such Closing, pay such Cleared Funds specified in the joint written instruction to the Issuer at one or more subsequent Closings promptly (noon the following business day) upon receipt of such written instruction. If the Deposit Account Agent does not receive a written instruction regarding the disbursement of any Cleared Funds remaining in the Deposit Account fifteen (15) business days after the Final Termination Date, then the Deposit Account Agent will initiate a return payment to return any Cleared Funds after the most recent Closing to each Subscriber according to the amount received and cleared from the Subscriber after the most recent Closing without deduction, penalty, or expense to Subscriber.

(b)       No Closing Even though Minimum Amount Met. If no Closing has taken place within fifteen (15) business days of the Initial Termination Date (where the Deposit Account Agent has received Cleared Funds at least equaling the Minimum Amount prior to the Initial Termination Date), the Deposit Account Agent shall return all Cleared Funds to Subscribers according to the amounts and return payment instructions contained in the Offering Report (defined under Schedule B) promptly (noon the following business day) upon expiration of such fifteen (15) business day time period, or if the Issuer and the Intermediary notify the Deposit Account Agent pursuant to a written instruction at any earlier time that no Closing will take place, the Deposit Account Agent shall return all Cleared Funds to Subscribers according to the amounts and return payment instructions contained in the Offering Report promptly (noon the following business day) upon such written notification without deduction, penalty, or expense to Subscriber.

(c)       Terminated Listing. If, at any time, the Deposit Account Agent receives a written instruction stating that the Offering has been terminated and the Parties will not proceed with a Closing, the Deposit Account Agent shall return all Cleared Funds to Subscribers according to the amounts and return payment instructions contained in the Offering Report promptly (noon the following business day) upon such written notification without deduction, penalty, or expense to Subscriber.

(d)       Minimum Amount Not Met. If, prior to the Initial Termination Date, the Deposit Account Agent has not received Cleared Funds at least equaling the Minimum Amount, the Deposit Account Agent shall return all Proceeds to Subscribers according to the amounts and return payment instructions contained in the Offering Report promptly (noon the following business day) upon Initial Termination Date, without deduction, penalty, or expense to Subscriber.

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(e)       Rejection of Subscriber. If, at any time, Deposit Account Agent receives a written notice from Intermediary that either (i) the Issuer has determined not to accept any Subscriber’s subscription for Securities or (ii) the Intermediary has determined that such Subscriber has not satisfied Intermediary’s legal, regulator or other compliance reviews for the Offering, the Deposit Account Agent shall return all Cleared Funds of such Subscriber to such Subscriber according to the amount and return payment instructions contained in the Offering Report promptly (noon the following business day) upon such written notice from Intermediary.

(f)       Return of Proceeds to Subscribers. Any return payment to Subscribers initiated by the Deposit Account Agent in accordance with this Section 2.1 shall be payable to the Subscriber using the applicable instructions provided to the Deposit Account Agent in the Offering report in connection with the Subscriber’s deposit without deduction, penalty or expense to the Subscriber. If any return payment is returned to the Deposit Account Agent as undeliverable, Deposit Account Agent will immediately notify Intermediary and obtain updated return payment instructions from Intermediary, or (at the election of Intermediary) return such Subscriber’s Cleared Funds by check payable to the Subscriber and mailed to an address designated in the Offering report.

(g)       Return of Funds Undeliverable. If any amount of Proceeds is returned to Deposit Account Agent as undeliverable following the operation of clauses (a)-(e) of this Section 2.1, Deposit Account Agent, in addition to its other rights herein, may maintain and manage such Proceeds for such period of time as it determines may be necessary or appropriate, including in accordance with applicable state escheatment and unclaimed property laws, as determined by Deposit Account Agent in its reasonable discretion and may take any other action permitted by this Agreement.

(h)       Fees and Costs. Issuer agrees to pay all fees and costs associated with the Agreement, including monthly and transactional fees (which shall include incoming and outgoing return payment fees) as set forth on Schedule C. All disbursements of Proceeds in Section 2.1(a) after the applicable sale date (to the Issuer) other than disbursements of Proceeds received from Subscribers who are clients of shall be subject to the fees, costs, expenses and other amounts due to Deposit Account Agent owed by the Issuer and any other indemnified party (as defined below) hereunder.

ARTICLE 3 - GENERAL TRANSMISSION AND

MAINTENANCE OF PAYMENTS PROCEDURES

3.1       Accounts and Records. The Deposit Account Agent shall keep accurate books and records of all transactions hereunder. The Intermediary and Deposit Account Agent shall each have reasonable access to one another's books and records concerning the Offering and the Proceeds. Upon final disbursement of the Proceeds, the Deposit Account Agent shall deliver to the Intermediary and the Issuer a complete accounting of all transactions relating to the Proceeds.

3.2       Duties. The Deposit Account Agent's duties hereunder shall be determined solely by the express provisions of this Agreement. The Deposit Account Agent's duties are purely contractual in nature. Nothing in this Agreement shall be construed to give rise to any fiduciary obligations of the Deposit Account Agent with respect to the Subscribers or to the other Parties to this Agreement. Except for a possible reference to the definitions of certain words or terms defined in the Offering Circular, but not defined herein, the Deposit Account Agent is not charged with any duties with respect to the Offering Circular and shall not otherwise be concerned with the terms thereof. The Deposit Account Agent shall not be required to notify or obtain the consent, approval, authorization, or order of court or governmental body to perform its obligations under this Agreement, except as expressly provided herein.

3.3       Disputes.

(a)       If there is any disagreement or the presentation of any adverse claim or demand in connection with the disbursement of the Proceeds, the Deposit Account Agent may, at its option, after providing written notice to the Intermediary and Issuer of such disagreement or adverse claim or demand, refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any item affected hereby, and in so doing, the Deposit Account Agent shall not become liable to the undersigned or to any other person, due to its failure to comply with such adverse claim or demand. If the Intermediary and/or Issuer does not provide satisfactory assurances to the Deposit Account Agent that it may act in accordance with the other provisions of this Agreement, then the Deposit Account Agent shall be entitled to continue, without liability, to refrain and refuse to act until:

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(i)       authorized to disburse the Proceeds by an order from a court purporting to have jurisdiction of the Parties and the Proceeds, after which time the Deposit Account Agent shall be entitled to act in conformity with such order; or

(ii)       the Deposit Account Agent (A) shall have been notified that all differences shall have been adjusted by agreement, and (B) shall have been directed in writing to take certain actions with respect to the Proceeds subject to the adverse claim or demand, signed jointly or in counterpart by the Intermediary and Issuer and by all persons making adverse claims or demands, at which time the Deposit Account Agent shall be protected in acting in compliance therewith.

(b)       At any time prior to the Deposit Account Agent's receipt of a court order or a notice, as provided in clauses (i) or (ii) of Section 3.3(a), the Deposit Account Agent may, but is not required to, file a suit in interpleader and obtain an order from the court requiring the Parties to interplead and litigate in such court adverse claims or demands raised pursuant to this Section 3.3. If such interpleader suit is brought, the Deposit Account Agent shall ipso facto be fully released and discharged from all obligations to further perform any and all duties or obligations imposed upon it in relation to the disputed amount. The Intermediary agrees to reimburse the Deposit Account Agent for all costs, expenses, and reasonable attorney's fees expended or incurred by the Deposit Account Agent in connection with such adverse claim or demand, the amount thereof to be fixed and judgment thereof to be rendered by the court in such lawsuit.

3.4       Liability Limited.

(a)       Deposit Account Agent shall have no duties or responsibilities other than the ministerial duties as expressly set forth herein and no other duties and obligations shall be implied (fiduciary or otherwise). Deposit Account Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. Deposit Account Agent shall be under no liability to the other Parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. Deposit Account Agent shall have no liability with respect to the transfer or distribution of any funds effected by the Deposit Account Agent pursuant to wiring or transfer instructions provided to the Deposit Account Agent by the Intermediary or Issuer, or set forth in any subscription agreement. Except for instructions given to Deposit Account Agent pursuant to a joint written instruction, Deposit Account Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof. In the event of any conflict between the terms and provisions of this Agreement and any other agreement, the terms and conditions of this Agreement shall control subject to Section 4.18 hereof.

(b)       Deposit Account Agent shall not be liable to the Issuer or the Intermediary or to anyone else for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that Deposit Account Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Issuer or the Intermediary. In no event shall Deposit Account Agent be liable for incidental, indirect, special, consequential or punitive damages of any kind whatsoever (including lost profits), even if Deposit Account Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The officers, directors, members, partners, trustees, employees, agents, attorneys or other representatives and Affiliates of Deposit Account Agent owe no duty or obligation to any party hereunder and shall have no liability to any person by reason of any error of judgment, for any act done or not done, for any mistake of fact or law, or otherwise. Deposit Account Agent may rely conclusively, and shall be protected in acting, upon any order, notice, instruction (including a joint written instruction (such as a wire transfer instruction)), request, demand, certificate, opinion or advice of counsel (including counsel chosen by Deposit Account Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity (including the authority of the person signing or presenting the same) and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by Deposit Account Agent to be genuine and to be signed or presented by the proper person or persons. Deposit Account Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a written amendment in accordance with Section 4.11 hereto.

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(c)       Deposit Account Agent shall not be obligated to take any legal or other action or commence any proceeding in connection with the Proceeds, any account in which Proceeds are deposited, this Agreement or any other agreement, or to appear in, prosecute or defend any such legal action or proceeding (whether or not it shall have been furnished with acceptable indemnification and advancement). Deposit Account Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute or question involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. The Intermediary shall promptly pay, upon demand, the reasonable fees, costs and expenses of any such counsel.

(d)       Deposit Account Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall Deposit Account Agent be responsible or liable to the other Parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. Deposit Account Agent shall have no responsibility with respect to the use or application of any Proceeds paid by Deposit Account Agent pursuant to the provisions hereof. Deposit Account Agent shall have no duty to solicit any payment which may be due to be paid in Proceeds or to confirm or verify the accuracy or correctness of any amounts delivered in accordance with this Agreement or the calculation of the Minimum Amount or the Maximum Amount in respect to the Proceeds. Deposit Account Agent shall not be liable to the Intermediary, Issuer or to anyone else for any loss, which may be incurred by reason of any investment of any monies, which it holds hereunder.

(e)       Deposit Account Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by Deposit Account Agent does not exist or has not occurred, without incurring liability to the other Parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith, in reliance upon such assumption.

(f)       Deposit Account Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Proceeds, without determination by Deposit Account Agent of such court’s jurisdiction in the matter. If any portion of the Proceeds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Deposit Account Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Deposit Account Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the Parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

3.5       Reliance on Documents, Etc. The Deposit Account Agent may rely on and shall be protected in acting in reliance upon any instructions or directions furnished to it in writing or pursuant to any provisions of this Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper, or other document furnished to it and believed by it to be genuine and to have been signed and presented by the proper Party or Parties. The Intermediary and/or Issuer shall not include the Deposit Account Agent's name in any document unless such document has been approved in writing by the Deposit Account Agent, except with regard to those documents pertaining to and referring to the Deposit Account Agent's functions as Proceeds holder pursuant to this Agreement.

3.6       Indemnification. From and at all times after the date of this Agreement, the Issuer and Intermediary shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Deposit Account Agent and each of its directors, officers, members, partners, trustees, employees, attorneys, agents and affiliates (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs, penalties, settlements, judgments and expenses of any kind or nature whatsoever (including costs and expenses and reasonable attorneys’ fees) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of, in connection with, or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including the Intermediary and/or the Issuer, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person (whether it is an Indemnified Party or not) under any statute or regulation, including any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein or relating hereto (including tax reporting or withholding or the enforcement of any rights or remedies under or in connection with this Agreement), whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation (without derogation of any other indemnity afforded to Deposit Account Agent); provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees, costs and expenses of such counsel shall be paid, upon demand, by the Intermediary.

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3.7       Compensation. The Issuer shall compensate Deposit Account Agent for its services hereunder pursuant to Schedule C. Deposit Account Agent is expressly authorized and directed, but shall not be obligated, to, and may, charge against and disburse to itself (to the extent Rules 15c2-4 under the Securities Exchange Act of 1934, as amended, permits) from the Proceeds for which a Closing has occurred and that are payable to the Issuer pursuant hereto after the applicable Sale Date(s), from time to time, the amount of any compensation and reimbursement which are due and payable hereunder, including any amount to which Deposit Account Agent or any other Indemnified Party is entitled to seek indemnification pursuant to Section 3.6 hereof, or any other amount owing to Deposit Account Agent hereunder. Deposit Account Agent shall notify the Issuer of any disbursement from the Proceeds to itself or any other Indemnified Party in respect of any reimbursement hereunder and shall furnish to the Issuer copies of all related invoices and other statements through electronically submitting such notice on the Platform. Subject to Rule 15c2-4 under the Securities Exchange Act of 1934, as amended, the Issuer hereby grants to Deposit Account Agent and the other Indemnified Parties a security interest in and lien upon the Proceeds for which a Closing has occurred (a) for the payment of any fees, costs, expenses and other amounts due to Deposit Account Agent or any other Indemnified Party hereunder and (b) to secure any and all obligations of the Issuer in this Agreement with the right to offset any amount due any of them under this Agreement against the Proceeds; provided, however, that such lien shall attach only after the Sale Date for the applicable Proceeds. If for any reason funds in the Proceeds are insufficient to cover such amount, the Issuer shall pay, upon demand, such amounts to Deposit Account Agent or any other Indemnified Party upon receipt of copies of related invoices and other statements.

3.8       Filings and Resolution. Concurrently with their execution and delivery of this Agreement, the Issuer shall each deliver to the Deposit Account Agent (a) a copy of its articles of incorporation, certificate of incorporation or similar formation document, (b) corporate resolutions, signed by its corporate secretary, authorizing it to enter this Agreement, and (c) a Certificate of Authority in the form acceptable to the Deposit Account Agent.

3.9       Customer Information. Concurrently with its execution and delivery of this Agreement, the Issuer shall deliver to the Deposit Account Agent such identification as required by law and such authorization documents, all as the Deposit Account Agent may require. Without limiting the generality the foregoing, the Issuer shall deliver to the Deposit Account Agent (a) a copy of its organizational documents (e.g., articles of incorporation, operating agreement, etc.), (b) corporate/partnership resolutions, signed by its an appropriate signatory, authorizing it to enter this Agreement, and (c) a completed Certificate of Authority in the form approved by the Deposit Account Agent, reflecting the names and titles of the persons authorized to sign and deliver any document specified herein on behalf of any party hereto and an original handwritten exemplar of such persons signature.

3.10       Identification Number. The Issuer represents and warrants that (a) its Federal tax identification number (“TIN”) specified on the signature page of this Agreement underneath its signature is correct and is to be used for 1099 tax reporting purposes, and (b) it is not subject to backup withholding. The Issuer agrees to provide the Deposit Account Agent with the tax identification number for any person or entity to whom interest is paid on any of the Proceeds.

3.11       Term. The term of this Agreement shall commence as of the date and the year first above written and shall end on the first of: (i) if this Minimum Amount has been received prior to the Initial Termination Date, the date when all Securities have been sold or the date that is six months from the Offering being qualified by the SEC; or (ii) the Intermediaries’ notification to the Deposit Account Agent of the termination of the Offering pursuant to Section 2.1(c) of this Agreement (the “Final Termination Date”); provided, however, that the Deposit Account Agent shall perform all necessary actions pursuant to Sections 2.1(a), (b), (c) or (d) hereof in connection with the Proceeds then being held by the Deposit Account Agent, or (c) the date upon which the Deposit Account Agent confirms that it has received in the Offering Deposit Account in an amount equal to at least the Minimum Amount specified on Schedule A and has received a written instruction confirming a Closing with respect to at least the Minimum Amount.

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During the Term, the Parties agree that (a) the Proceeds will be held in an account for the exclusive benefit of Subscribers (as defined under Rule 15c3-3 of the Securities Exchange Act of 1934) until such time the applicable Securities are considered sold as defined by SEC Rules and the Offering documents (the “Sale Date”) and (b) until such time as a Closing has occurred, the Issuer is not entitled to any funds received and no amounts deposited in the Offering Deposit Account shall become the property of the Issuer or any other entity, or be subject to the debts of the Issuer or any other entity.

3.12       Termination of Agreement; Resignation of Agent. Upon the first to occur of (a) the disbursement of all amounts in the Proceeds in accordance with this Agreement (including Section 2.1(e) and the operation of applicable state escheatment and unclaimed property laws), (b) the resignation of Deposit Account Agent, (c) termination of the Offering either pursuant to Section 2.1(c) or pursuant to a written instruction, Deposit Account Agent shall be released from its obligations hereunder and Deposit Account Agent shall have no further obligation or liability whatsoever with respect to this Agreement or the Proceeds and the Offering Deposit Account shall be closed. In the event of the termination of the Agreement, the Deposit Account Agent shall return all Proceeds to the Subscribers promptly (noon the following business day) upon notice of such termination. The obligations of the Issuer will continue to exist notwithstanding the termination or discharge of Deposit Account Agent’s obligations or liabilities hereunder until the obligations of the Issuer have been fully performed.

Deposit Account Agent may resign at any time and be discharged from its duties as Deposit Account Agent hereunder by giving the Issuer and the Intermediary at least thirty (30) days’ notice thereof, which may be submitted via email. Upon any such notice of resignation, the Issuer and the Intermediary shall jointly issue to Deposit Account Agent a written instruction authorizing redelivery of the Proceeds to a depository that has been retained as successor to Deposit Account Agent hereunder prior to the effective date of such resignation. As soon as practicable after its resignation, Deposit Account Agent shall turn over to such successor deposit account agent or escrow agent all monies and property held hereunder upon presentation of the document appointing the new deposit account agent or escrow agent and such deposit account agent or escrow agent’s acceptance thereof, and after deduction and payment (to the extent Rule 15c2-4 under the Securities Exchange Act of 1934, as amended, permits) to the retiring Deposit Account Agent after the Sale Date with respect to such Proceeds of all fees, costs and expenses (including court costs and expenses and attorneys' fees) or any other amount payable to, incurred by, or expected to be incurred by the retiring Deposit Account Agent in connection with the performance of its duties and the exercise of its rights hereunder. In the event no successor deposit account agent or escrow agent has been appointed by the Issuer on or prior to the date Deposit Account Agent’s resignation is to become effective, Deposit Account Agent shall be entitled to tender into the custody of any court of competent jurisdiction all assets then held by it hereunder. Deposit Account Agent shall have no responsibility for the appointment of a successor deposit account agent or escrow agent hereunder.

After Deposit Account Agent’s resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Deposit Account Agent under this Agreement. Any corporation or other entity into which Deposit Account Agent may be merged or converted or with which it may be merged or consolidated, or any other entity to which all or a majority of all of Deposit Account Agent’s business may be transferred by sale of assets or otherwise, shall be Deposit Account Agent under this Agreement without further act or consent of any party hereto.

ARTICLE 4 - GENERAL PROVISIONS

4.1       Representations and Warranties. Each of the Issuer and the Intermediary severally covenants and makes the following representations and warranties to Deposit Account Agent:

(a)       It is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

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(b)       This Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement enforceable in accordance with its terms;

(c)       The execution, delivery, and performance of this Agreement is in accordance with the agreements related to the Offering and will not violate, conflict with, or cause a default under its articles of incorporation, bylaws, management agreement or other organizational document, as applicable, any applicable law, rule or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including the agreements related to the Offering, to which it is a party or any of its property is subject;

(d)       All information herein is true and accurate and the Deposit Account Agent may rely solely on information in this Agreement and any amendments to this Agreement. The Deposit Account Agent shall have no responsibility or obligation to interpret the terms of any document related to the Offering, other than the terms of this Agreement, even if the Deposit Account Agent has received a copy of any such document.

(e)       Deposit Account Agent is appointed to act as agent only for the limited purposes set forth in this Agreement; no representation, statement, communication or other suggestion shall be made that Deposit Account Agent has investigated the desirability or advisability of investment in the Securities or has approved, endorsed or passed upon the merits of purchasing the Securities; and the name of Deposit Account Agent has not and shall not be used in any manner in connection with the offering of the Securities other than to state that Deposit Account Agent has agreed to serve as deposit account agent for the limited purposes set forth in this Agreement;

(f)       No party other than the Parties hereto has, or shall have, any lien, claim or security interest in the Proceeds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Proceeds or any part thereof;

(g)       It possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its respective businesses, and it has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit;

(h)       It is in compliance with all applicable federal, state, and local laws and regulations, including, but not limited to securities laws, including but not limited to disclosure requirements and rules, regulations and guidance related to contingency offerings; and that Intermediary is in compliance with all anti-money laundering and know-your-customer laws, including the Bank Secrecy Act, the USA PATRIOT Act, and all regulations promulgated thereunder, and economic sanctions implemented by the Office of Foreign Assets Control;

(i)       It is not a target of any governmental investigation or enforcement action or order; and

(j)       All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement of Proceeds.

4.2       Notice. Any notice, request, demand or other communication provided for hereunder to be given shall be in writing and shall be delivered personally, by certified mail, return receipt requested, postage prepaid, or by transmission by a telecommunications device, and shall be effective (a) on the day when personally served, including delivery by overnight mail and courier service, (b) on the third business day after its deposit in the United States mail, and (c) on the business day of confirmed transmission by telecommunications device. The addresses of the Parties hereto (until notice of a change thereof is served as provided in this Section 4.2 shall be as follows:

If to the Issuer:	With a copy to:

CNS Pharmaceuticals, Inc.	Schiff Hardin LLP
2100 West Loop South, Suite 900	100 N. 18th Street, Suite 300
Houston, TX 77027	Philadelphia, PA 19103
Attention: John M. Climaco, CEO	Attention: Cavas Pavri
Email: jclimaco@cnspharma.com	Email: cpavri@schiffhardin.com
Fax: [*]	Fax: 202-778-6460

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If to the Intermediary:	With a copy to:

FinTech Global Markets, Inc.	BEVILACQUA PLLC
Attn: Brian Park	1050 Connecticut Ave., NW, Suite 500
6 Venture, Suite 265	Washington, DC 20036
Irvine, CA 92618	Attention: Louis A. Bevilacqua, Esq.
Email: brian@fintechclearing.com	Email: lou@bevilacquapllc.com
Fax: 310-504-3704	Fax: 202-869-0889

If to Deposit Account Agent:

FinTech Clearing, LLC

6 Venture, Suite 265

Irvine, CA 92618

Attention: Keith Moore

Email: keith@boustead1828.com

Fax: 310-504-3704

4.3       Arbitration.

(a)       All disputes between the Intermediary or Issuer, on the one hand, the Deposit Account Agent on the other hand, relating to the payment of the Proceeds and/or the Deposit Account Agent’s rights, obligations, and liabilities arising from or related to this Agreement shall be resolved by mandatory binding expedited arbitration under the JAMS Comprehensive Arbitration Rules & Procedures in effect as of the date the request for arbitration is filed (the “Rules”) before a single neutral arbitrator selected in accordance with the Rules. Each of the Parties may initiate such arbitration pursuant to the Rules. The arbitration shall be held in Los Angeles, California (such site being herein referred to as the “Forum”). The arbitrator shall issue a written opinion that includes the factual and legal basis for any decision and award, unless the Parties agree otherwise.

(b)       Any court having jurisdiction of the Parties and the subject matter may enforce such a decision. Each of the Parties hereto submits to the non-exclusive personal jurisdiction of the courts of the Forum as an appropriate place for compelling arbitration or giving legal confirmation of any arbitration award, and irrevocably waives any objection which it may now or hereafter have to the venue of any such enforcement proceeding brought in any of said courts and any claim of inconvenient forum. Each of the Parties agrees that service of process for all arbitration proceedings may be made in accordance with the Rules and shall be deemed effective as provided therein.

(c)       Any claim or action of any kind (including, but not limited to, any claims for breach of contract), against the Deposit Account Agent arising out of or connected with this Agreement shall be barred and waived unless asserted by the commencement of an arbitration proceeding within 180 days after the accrual of the action or claim. This limitation shall also apply to claims that might otherwise be asserted against as a “set-off,” credit, cross-complaint, or defense. This section and the forgoing limitation shall survive termination of this Agreement.

(d)       For the avoidance of doubt, the provisions of this Section 4.3 shall not apply to claims brought under the federal securities laws and the rules and regulations thereunder.

4.4       Effect of Agreement. This Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the Parties hereto.

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4.5       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

4.6       Counterparts and Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart of this Agreement, but failure to do so shall not affect the validity, enforceability, of binding effect of this Agreement.

The intentional action in electronically signing this Agreement shall be evidence of consent to be legally bound by this Agreement, including any schedules hereto and notices. The use of an electronic version of this Agreement and any notices fully satisfies any requirement that they be provided to the Parties in writing. Each party is solely responsible for reviewing and understanding all of the terms and conditions of this Agreement. Each party accepts as reasonable and proper notice, for the purpose of any and all laws, rules and regulations, notice by electronic means, including, the posting of modifications to this Agreement and any schedule hereto. Each party agrees to not contest the admissibility or enforceability of the electronically signed copy of this Agreement in any proceeding arising out of the terms and conditions of this Agreement.

4.7       USA Patriot Act Notice. The Deposit Account Agent notifies the Intermediary and Issuer that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Patriot Act”) the Deposit Account Agent is required to obtain, verify and record information that identifies the other Parties to this Agreement, which information includes the name and address of those Parties and other information that will allow the Deposit Account Agent to identify them in accordance with the Patriot Act. In particular:

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account.

WHAT THIS MEANS FOR YOU: when you open an account, we will ask the name and address of the entity and other information that will allow us to identify the business or organization. We may also ask to see identifying documents.

4.8       No Third Party Beneficiaries. None of the Intermediary, the Issuer and the Deposit Account Agent intends that any rights, duties or restrictions contained herein shall inure to the benefit of any third party.

4.9       Final Agreement. This Agreement is intended by the Deposit Account Agent, the Intermediary and the Issuer to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Parties hereto by a duly authorized officer thereof.

4.10       Security Procedures. Deposit Account Agent may rely solely upon any account numbers or similar identifying numbers provided by the Intermediary or Issuer, as appropriate, to identify (a) a beneficiary, (b) a beneficiary's bank, or (c) an intermediary bank. Deposit Account Agent may apply any of the Proceeds for any payment order it executes using any such identifying number, even where its use may result in a person other than a beneficiary being paid, or the transfer of funds to a bank other than a beneficiary's bank or an intermediary bank designated.

4.11       Amendment or Waiver. This Agreement may be changed, waived, discharged or terminated only by a writing executed by the Parties hereto; provided, however, that the Deposit Account Agent’s signature (agreement) is not required in respect to any change to, waiver of, discharge or termination of any section to which it is not subject. No delay or omission by any party hereto in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

4.12       Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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4.13       Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto relating to the holding, investment and disbursement of Proceeds and sets forth in their entirety the obligations and duties of Deposit Account Agent with respect to the Proceeds.

4.14       Dealings. Deposit Account Agent and any stockholder, director, officer or employee of Deposit Account Agent may buy, sell, and deal in any of the securities of the Issuer and become interested in any transaction in which the Issuer may be interested, and contract and lend money to the Issuer and otherwise act as fully and freely as though it were not Deposit Account Agent under this Agreement. Nothing herein shall preclude Deposit Account Agent from acting in any other capacity for the Issuer or for any other entity.

4.15       Currency. The currency applicable to any amount payable or receivable under this Agreement is United States dollars.

4.16       Force Majeure. Notwithstanding anything to the contrary hereunder, Deposit Account Agent shall not be liable for any delay, failure to perform, or other act or non-act resulting from acts beyond its reasonable control, including acts of God, terrorism, shortage of supply, labor difficulties (including strikes), war, civil unrest, fire, floods, electrical outages, equipment or transmission failures, internet interruption, vendor failures (including information technology providers), and other similar causes.

4.17       No Strict Construction. The Parties hereto have participated jointly in the negotiation and draft of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it were drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any provision of this Agreement.

4.18       Priority. In the event of any conflict between the provisions of any schedule attached hereto and the remainder of this Agreement, this Agreement shall be construed in a manner prescribed by Deposit Account Agent acting in good faith.

4.19       Headings. The headings in this Agreement are for convenience purposes and shall be ignored for purposes of enforcing this Agreement, do not constitute a part of this Agreement, and may not be used by any party hereto to characterize, interpret, limit or affect otherwise any provision of this Agreement.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed delivered by and through its duly authorized representative as of the date and the year first above written.

CNS PHARMACEUTICALS, INC.

By:
Name: John M. Climaco
Title: Chief Financial Officer

FINTECH GLOBAL MARKETS, INC.

By:
Name: Brian Park
Title: President

FINTECH CLEARING, LLC

By:
Name: Keith Moore
Title: Principal and Treasurer

[Signature Page to the Offering Deposit Account Agency Agreement]

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SCHEDULE A

Offering Details

In connection with the Offering, the Issuer is offering Securities for sale as follows:

Securities Offered: Common Stock

Minimum Funding Amount: $6,000,0001:

Maximum Funding Amount: $15,000,000 2

1 “Minimum Amount” shall mean the Minimum Funding Amount specified on this Schedule A, which corresponds to the minimum aggregate dollar amount of shares of common stock that must be purchased to meet the contingency for a successful Offering. Issuer and Intermediary agree to provide accurate information in Schedule A and understand and agree that Deposit Account Agent solely relies on such information and has no duty or obligation to verify its accuracy.

2 The underwriter may exercise the over-subscription option on or prior to the Final Termination Date to extend the Offering for an additional 45 days to sell up to an additional 375,000 shares of Securities, for an additional Offering amount of $2.250,000.

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SCHEDULE B

Reporting and Funding Instructions

Report from Intermediary

Intermediary shall submit a report (“Subscriber Report”) to the Deposit Account Agent with the following information for each Subscriber before Subscriber initiates the funding wire:

•	Name
•	Tax ID
•	Address
•	Date of birth (if individual)
•	If investor is an entity:
o	Authorized signer name
o	Authorized signer position
o	Authorized signer Tax ID
o	Authorized signer address
o	Authorized signer date of birth
•	Number of shares/units (if applicable)
•	Purchase price
•	Purchase date
•	Form of payment (e.g., wire or ach)
o	If by wire, wire originating bank
•	Return Payment instructions (should a Return Payment be required pursuant to this Agreement)

** If there is a discrepancy between the Subscriber Report and the payment submitted by the Subscriber, the Deposit Account Agent may, in its sole discretion, reject a Subscriber’s payment. If there is a material discrepancy in purchase price, the Deposit Account Agent will reject the payment. If there is a non-material discrepancy in purchase price, the Deposit Account Agent may in its sole discretion accept the payment and require that either the Subscriber Report be corrected or the difference in purchase price be submitted. There will be a service fee charged for any discrepancies. **

Wire Instructions to Subscribers

Subscribers shall be instructed to wire fund to the Offering Deposit Account held at Pacific Mercantile Bank in connection with the Offering as follows:

** Federal securities rules require that the exact investment amount is received in the Deposit Account for your investment to be complete. If the amount that arrives in the Deposit Account is less than the investment amount, this could result in the cancellation of the investment and return of funds less wire fees. **

** Each wire must include return payment instructions. The name registered on the bank account in the return payment instructions must match the name on the funding account and investment documents. If not, this could result in the cancellation of the investment and return of funds less wire fees. **

ABA Routing #:	122242869
SWIFT Code:	PMERUS66
Bank Name:	Pacific Mercantile Bank
Bank Address:	949 South Coast Dr.
Costa Mesa, CA 92626

Beneficiary Account Name:	FinTech Clearing as Agent for the Investors in CNS Pharmaceuticals, Inc.
Beneficiary Account #:	To be provided
Beneficiary Address:	6 Venture, Suite 265
Irvine, CA 92618

REF:	CNS Pharmaceuticals – [Subscriber Name]

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SCHEDULE C

Fee Schedule

Service	Fee
Cash Management Fee	25 bps (0.25%) of Proceeds disbursed to Issuer

CIP/AML check (applied to each subscriber)	$2.00
Wire Transfers – Incoming (Domestic or Foreign)	$5.00
Wire Transfers – Outgoing (Domestic)	$10.00
Wire Transfers – Outgoing (Foreign)	$25.00
NACHA Upload per file	$5.00
ACH per transaction (incoming or outgoing)	$0.50
ACH Exceptions (incoming or outgoing)	$2.00
Check Processing (incoming or outgoing)	$10.00

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